As filed with the Securities and Exchange Commission on July 26, 2004
Registration No. 333- ____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

OMNIVISION TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0401990
(State of Incorporation)	(I.R.S. Employer
Identification Number)

1341 Orleans Drive
Sunnyvale, California 94089-1136
(408) 542-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 Stock Plan
2000 Employee Stock Purchase Plan
2000 Director Option Plan
(Full Title of the Plans)

Shaw Hong
President and Chief Executive Officer
OmniVision Technologies, Inc.
1341 Orleans Drive
Sunnyvale, California 94089-1136
(408) 542-3000
(Name, address and telephone number of agent for service)

Copy to:
ROBERT P. LATTA, ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered	Per Share	Price	Fee

Common Stock, $.001 per share par value to be issued under the 2000 Stock Plan (1)	3,000,000 shares	$11.32(2)	$35,945,000.00	$4,300.84

Common Stock, $.001 per share par value to be issued under the 2000 Employee Stock Purchase Plan (1)	2,000,000 shares	$9.62(3)	$19,235,500.00	$2,437.14

Common Stock, $.001 per share par value to be issued under the 2000 Director Option Plan (1)	140,530 shares	$11.32(2)	$1,590,096.95	$201.47

Total	5,140,530 shares		$54,770,596.95	$6,939.45

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2000 Stock Plan, 2000 Employee Stock Purchase Plan and 2000 Director Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the Nasdaq National Market on July 22, 2004.

(3)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the amount of the registration fee and is equal to 85% of $11.32, the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the Nasdaq National Market on July 22, 2004. Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first trading day of the offering period and the last trading day of the purchase period.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits
EXHIBIT 5.1
EXHIBIT 23.2

     The contents of our Registration Statement on Form S-8 (File No. 333-42996) filed with the SEC on August 3, 2000 and our Registration Statement on Form S-8 (File No. 333-106503) filed with the SEC on June 26, 2003 are incorporated herein by reference.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.           Exhibits

Exhibit
Number	Documents

4.2*	OmniVision Technologies, Inc.’s 2000 Stock Plan

4.3*	OmniVision Technologies, Inc.’s 2000 Employee Stock Purchase Plan

4.4*	OmniVision Technologies, Inc.’s 2000 Director Option Plan

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (see page 2)

*	Incorporated by reference to the Exhibits filed with OmniVision Technologies, Inc.’s Registration Statement on Form S-1 (Registration No. 333-31926) as declared effective by the SEC on July 13, 2000.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, OmniVision Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 23rd day of July 2004.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ SHAW HONG

Shaw Hong
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shaw Hong and John T. Rossi, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHAW HONG	President, Chief Executive Officer and	July 23, 2004
Director (Principal Executive Officer)
(Shaw Hong)

/s/ JOHN T. ROSSI	Vice President of Finance and Chief	July 23, 2004
Financial Officer (Principal Financial and
(John T. Rossi)	Accounting Officer)

/s/ JOSEPH JENG	Director	July 23, 2004

(Joseph Jeng)

/s/ ANDREW WANG	Director	July 23, 2004

(Andrew Wang)

/s/ EDWARD C.V. WINN	Director	July 23, 2004

(Edward C.V. Winn)

/s/ RAYMOND WU	Executive Vice President and Director	July 23, 2004

(Raymond Wu)

OMNIVISION TECHNOLOGIES, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit
Number	Description

4.2*	OmniVision Technologies, Inc.’s 2000 Stock Plan

4.3*	OmniVision Technologies, Inc.’s 2000 Employee Stock Purchase Plan

4.4*	OmniVision Technologies, Inc.’s 2000 Director Option Plan

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (see page 2)

*	Incorporated by reference to the Exhibits filed with OmniVision Technologies, Inc.’s Registration Statement on Form S-1 (Registration No. 333-31926) as declared effective by the SEC on July 13, 2000.